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                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT

    There is no parent of the Company. The following is a listing of the significant subsidiaries of the Company, or if indented, subsidiaries of the Company under which they are listed:



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
                                                                  JURISDICTION
                                                                      OF
                                                                  ORGANIZATION
                                                                  ------------

McKesson Medical Surgical, Inc.                                      Virginia
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